As filed with the Securities and Exchange Commission on _____________________, 2004 Registration File No. --------------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Florida Community Banks, Inc.
                (Name of registrant as specified in its charter)

          Florida                                                 35-2164765
 ----------------------------                                 -----------------
  (State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                               Identification No.)

 1400 North 1st Street, Immokalee, Florida                           34142-2202
------------------------------------------                          ------------
(Address of principal executive offices)                             (Zip Code)


  Defined Compensation Employee Stock Ownership Plan (Full title of the plan)

                                Stephen L. Price
                                 President & CEO
                             1400 North 15th Street
                          Immokalee, Florida 34142-2202
             (239) 657-3171 (Name, address and telephone number of
                               agent for service)

                              Copies Requested to:
                            Richard L. Pearlman, Esq.
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                            (850) 878-2411 Telephone
                            (850) 878-1230 Facismile


                         CALCULATION OF REGISTRATION FEE
====================================== ============== =================== ===================== ======================
              Title of                                     Proposed             Proposed
             each class                   Amount           Maximum              Maximum
            of securities                  to be           offering            aggregate              Amount of
          to be registered              registered         price(1)        offering price(1)      registration fee
                                                                  -                        -
-------------------------------------- -------------- ------------------- --------------------- ----------------------
-------------------------------------- -------------- ------------------- --------------------- ----------------------
    Common stock $0.01 par value           100,000           $24.82             $2,482,000              $314.47

====================================== ============== =================== ===================== ======================

(1) Estimated solely for the purpose of calculating the registration fee on the exercise price of options previously granted.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Florida Community Banks, Inc. ("FCBI") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     1. FCBI's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; 2. FCBI's Current Reports on Form 8-K filed since December 31, 2003;


Item 4. Description of Securities.

     The description contained under the heading "Description of Registrant's Securities to be Registered pursuant to Section 202 of Regulation S-B" in Registrant's Form 8-A filed with the Securities and Exchange Commission ("SEC") on April 15, 2002 is hereby incorporated by reference into this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     Pursuant to its Articles of Incorporation and Bylaws, FCBI shall indemnify any of its officers, directors, and employees to the fullest extent authorized by Section 607.0850, Florida Statutes, including the payment of defense-related expenses. This includes any person made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his service with FCBI. Such indemnification shall continue if that person ceases to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     If a proper indemnification claim is not paid in full by FCBI within 90 days after a written claim has been received, the claimant may bring suit against FCBI to recover the unpaid amount of the claim and, if successful, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under Florida law for FCBI to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on FCBI.

     FCBI may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not FCBI would have the power to indemnify such person against such expense, liability or loss under Florida law.

     A director of FCBI shall not be personally liable to FCBI or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided under Florida law.

Item 8. Exhibits.

     The following exhibits are filed with the Securities and Exchange Commission and are incorporated by reference into this Registration Statement. The exhibit which is denominated by an (a.) was previously filed as a part of Form 8-A, filed with the SEC on April 15, 2002.

Exhibit
Number                         Description of Exhibit
----------

     a.4.1 Specimen Common Stock Certificate

     5.1  Legal Opinion of Igler & Dougherty, P.A.

     10.5 Defined Contribution Employee Stock Ownership Plan

     23.1 Consent of Igler & Dougherty,  P.A. - included in Opinion Letter - See
          Exhibit 5.1.

     23.2 Consent of Schauer, Taylor, Cox, Wise, Morgan & Fowler, P.C.

     24.1 Power of Attorney - included on the signature page of the Registration Statement.

Item 9. Undertakings.

     FCBI will:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to the Rule 424(b), if in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement.

          iii. Include any additional or changed material information on the plan of distribution.


     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Florida Community Banks, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Immokalee, State of Florida on April 23, 2004.


                                                   FLORIDA COMMUNITY BANKS, INC.



Date: April 4, 2004                       By:    /s/ Stephen L. Price
                                              ----------------------------------
                                              Stephen L. Price
                                              Chairman of the Board, President &
                                              Chief Executive Officer


Date: April 4, 2004                        By:   /s/ Thomas V. Ogletree
                                              ----------------------------------
                                              Thomas V. Ogletree
                                              Principal Financial Officer

                                                                    Exhibit 24.1

                                Power of Attorney

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen L. Price and Thomas V. Ogletree, or either of them as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated (and in their capacities as administrators of the 2002 Defined Contribution Employee Stock Ownership Plan) on the dates indicated below.


               Signature                                  Title                       Date
         -------------------                     ---------------------          -----------------



/s/ Stephen L. Price                         Chairman of the Board,              April 4, 2004
------------------------------------
Stephen L. Price                             President &
                                             Chief Executive Officer


/s/ Thomas V. Ogletree                       Principal Financial Officer         April 4, 2004
------------------------------------
Thomas V. Ogletree                           & Trustee


/s/Beauford E. Davidson                      Director                            April 4, 2004
------------------------------------
Beauford E. Davidson


/s/ Sandra F. Jackson                        Trustee                             April 4, 2004
------------------------------------
Sandra F. Jackson


/s/ J. Michael Jordan                        Trustee                             April 4, 2004
------------------------------------
J. Michael Jordan


/s/Patrick B. Langford                       Director                            April 4, 2004
------------------------------------
Patrick B. Langford


/s/Lewis J. Nobles, Jr.                      Director                            April 4, 2004
------------------------------------
Lewis J. Nobles, Jr.


/s/ Jon R. Olliff                            Director                            April 4, 2004
------------------------------------
Jon R. Olliff


/s/ James O'Quinn                            Director                            April 4, 2004
------------------------------------
James O'Quinn




               Signature                                  Title                       Date
         -------------------                     ---------------------          -----------------


/s/ Bernard T. Rasmussen                     Director                            April 4, 2004
------------------------------------
Bernard T. Rasmussen


/s/ R.A. Roberts                             Director                            April 4, 2004
------------------------------------
R.A. Roberts


/s/ Daniel G. Rosbough                       Director                            April 4, 2004
------------------------------------
Daniel G. Rosbough


/s/ William Strohm                           Trustee                             April 4, 2004
------------------------------------
William Strohm


/s/ James E. Williams, Jr.                   Director                            April 4, 2004
------------------------------------
James E. Williams, Jr.